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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-37575 of Wilshire Financial Services Group Inc. (the "Company") of our report dated March 14, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph referring to certain subsidiaries of the Company operating under regulatory agreements), appearing in this Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

January 28, 1998
Los Angeles, California